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                         Independent Auditors' Consent
                         -----------------------------




The Board of Trustees
Life and Annuity Trust:


We consent to the inclusion in Life and Annuity Trust's Post-Effective Amendment No. 6 to the Registration Statement No. 33-70988 filed on Form N-1A under the Securities Act of 1933 and Amendment No. 8 to the Registration Statement No. 811-8118 filed on Form N-1A under the Investment Company Act of 1940 of our report dated February 6, 1998, on the financial statements and financial highlights of Asset Allocation Fund, Growth Fund (formerly Growth and Income
Fund), Money Market Fund and U.S. Government Allocation Fund (constituting Life and Annuity Trust) for the periods indicated therein, which report has been included in the Statement of Additional Information of Life and Annuity Trust.

We also consent to the reference to our Firm under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Auditors" in the Statement of Additional Information.


                                                  /s/ KPMG Peat Marwick LLP

San Francisco, CA
April 28, 1998